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                                                                   Exhibit 23.11

       Consent to be Named as a Trustee of Equity Office Properties Trust

       I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to be named as a person to become a trustee of Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office"), under the circumstances described in the registration statement on Form S-4 filed by Equity Office, EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership"), and Cornerstone Properties Inc., a Nevada corporation, with the Securities and Exchange Commission in connection with the merger of Cornerstone Properties Limited Partnership, a Delaware limited partnership, with and into EOP Partnership.

                                                          /s/ JAN VAN DER VLIST
                                                          ----------------------
                                                          Jan van der Vlist
                                                          Date: April 11, 2000